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                                                                    EXHIBIT 10.1



                      FOURTH AMENDMENT TO CREDIT AGREEMENT

        THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of July 31, 2000, by and between COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

        WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of July 31, 1997, as amended from time to time ("Credit Agreement").

        WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

        1.  The definition of "Available Credit" is amended to read as follows:

               ""Available Credit" means, at any time, the amount by which the aggregate of the outstanding principal amount of the Loans at such time is less than (a) $50,000,000.00 during the period of July 15 through December 15 of the calendar year, (b) $25,000,000.00 during the period of December 16 through February 15 of the calendar year,and (b) $10,000,000.00 at all other times from the date of this Agreement through the Maturity Date."

        2.  The definition of "Maturity Date" is amended to read as follows:

               ""Maturity Date" means June 30, 2002."

        3.  The first sentence of Section 2.1(a) is amended to read as follows:

                      "(a) On the terms and subject to the conditions contained
               in this Agreement, Bank agrees to make loans (each a "Loan") to Borrower from time to time until the Maturity Date in an aggregate amount not to exceed at any time outstanding (i) $50,000,000.00 during the period of July 15 through December 15 of the calendar year, (ii) $25,000,000.00 during the period of December 16 through February 15 of the calendar year,and (iii) $10,000,000.00 at all other times from the date of this Agreement through the Maturity Date. "

        4. The Note, a form of which is attached to the Credit Agreement as Exhibit A, shall be amended, replaced and superseded by a promissory note in the form of Exhibit A hereto, which note Borrower shall execute contemporaneously with the execution of this Amendment.

        5. The following is added to the Credit Agreement as a new Section
2.1(e):



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               " (e) Unused Commitment Fee. Borrower shall pay to Bank a fee equal to three-fortieths of one percent (0.075%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily Available Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears within (15) days after each billing is sent by Bank."

        6. Section 5.17(a) is deleted in its entirety with the following substituted therefor:

               " (a) Maintain (on a consolidated basis) Indebtedness divided by Tangible Net Worth not greater than 1.25 to 1.0 as of the end of each first fiscal quarter end and as of each fiscal year end, and not greater than 1.75 to 1.0 as of each second and third fiscal quarter end."

        7. The following is added to the Credit Agreement as a new Section 5.17(c):

               " (c) Maintain (on a consolidated basis) EBITDA Coverage Ratio not less than 4.0 to 1.0 measured on a trailing four quarter basis, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense, and with "EBITDA Coverage Ratio" defined as EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt and the prior period current maturity of subordinated debt."

        8. Section 5.19 is deleted in its entirety, without substitution therefor.

        9. The dollar number "$15,000,000.00" in Section 6.6(c) is amended to read "$25,000,000.00".

        10. Schedule I to the Credit Agreement (Pricing Schedule) is amended as follows:

                      (a) the pricing grid set forth therein is deleted and
                replaced with the following:

                      "Pricing Level        Level I       Level II    Level III
                      --------------        -------       --------    ---------
                      LIBOR  Margin            45            55            65

                      Base Rate Margin       -205          -200          -195

                      CD Margin                45            55            65"

                      (b) the ratio "1.5:1.0" in each of the definitions of
               "Level II" and "Level III" is amended to read "1.25:1.0".

                      (c) the words "fiscal year end financial statements" in
               each instance in which they appear in the definition of "Capital Ratio" are amended to read as follows:



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                      "fiscal quarter end (or in the case of the fourth fiscal
                      quarter, fiscal year end) financial statements"

        11. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

        12. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


                                       WELLS FARGO BANK,
COLUMBIA SPORTSWEAR COMPANY            NATIONAL ASSOCIATION


By: ______________________             By: _______________________

Title: ___________________             Title: ____________________



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                         REVOLVING LOANS PROMISSORY NOTE
$50,000,000.00                                                     July 31, 2000

        FOR VALUE RECEIVED, the undersigned, COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation ("Borrower"), hereby promises to pay to the order of Wells Fargo Bank, National Association ("Bank") on the Maturity Date the principal sum of Fifty Million Dollars ($50,000,000.00), or such lesser amount as shall equal the aggregate outstanding principal balance of all Loans made by Bank to Borrower pursuant to the Credit Agreement referred to below.

        This promissory note is the Note referred to in, and subject to the terms of, that certain Credit Agreement between Borrower and Bank dated as of July 31, 1997, as amended, modified, restated or supplemented from time to time (the "Credit Agreement"). Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

        Borrower further promises to pay interest on the outstanding principal balance hereof at the interest rates, and payable on the dates, set forth in the Credit Agreement. All payments of principal and interest hereunder shall be made by Bank at Bank's office in lawful money of the United States and in same day or immediately available funds.

        Bank is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Bank's internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Bank's failure to so record shall not limit or otherwise affect Borrower's obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

        The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

        In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

        This promissory note shall be governed by and construed in accordance with the laws of the State of Oregon.

        UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

COLUMBIA SPORTSWEAR COMPANY

By: __________________________

Title: _______________________



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